Exhibit 28(j)(1) under Form N-1A
                                          Exhibit 23 under Item 601/Reg. S-K

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-134468) of Federated MDT Series, and to the incorporation by reference of our reports, dated September 21, 2009, on Federated MDT Large Cap Value Fund,
Federated MDT All Cap Core Fund, Federated MDT Tax Aware/All Cap Core Fund, Federated MDT Large Cap Growth Fund, Federated MDT Mid Cap Growth Fund, Federated MDT Small Cap Core Fund, Federated MDT Small Cap Growth Fund, Federated MDT Small Cap Value Fund and Federated MDT Balanced Fund (the nine portfolios comprising Federated MDT Series) included in the Annual Shareholder Reports for the year ended July 31, 2009.



                                                   ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 2009